Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS HOSTS 2026 INVESTOR DAY
HILLIARD, Ohio – (June, 18, 2026) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading manufacturer of stormwater and onsite wastewater management products and solutions for commercial, residential, infrastructure and agricultural applications, will host its 2026 Investor Day today in Hilliard, OH.
The event will take place at the new ADS Engineering and Technology Center, the world’s most advanced stormwater facility and a hub for innovation and new product development, and will include a walking tour for in-person guests. Attendees will hear directly from the leadership team as they share updates on ADS’ pure play water exposure, differentiated growth story, and resilient profit platform, followed by a panel discussion on Innovation and the Future of Water Management Solutions. The Company will also unveil its fiscal 2030 outlook and growth projections.
The presentation will be followed by a question-and-answer session. The presentation is scheduled to begin at 9:00 a.m. ET and will be webcast live at investors.ads-pipe.com. A replay will also be available on the website following the event.”
About the Company
Advanced Drainage Systems is a leading manufacturer of innovative stormwater and onsite wastewater solutions that manage the world’s most precious resource: water. ADS, along with NDS and Infiltrator Water Technologies, provides superior stormwater drainage and onsite wastewater products used across commercial, residential, infrastructure, and agricultural applications, while delivering unparalleled customer service. ADS operates the industry’s largest company-owned fleet, an expansive sales team and a vast manufacturing network. As one of the largest plastic recycling companies in North America, ADS keeps hundreds of millions of pounds of plastic out of landfills each year. Founded in 1966, ADS’ water management solutions are designed to last for decades. To learn more, visit the Company’s website at www.adspipe.com.
Forward Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials, new tariff and international trade policies, and our ability to pass any increased costs of raw materials and tariffs on to our customers in a timely manner; disruption or volatility in general business, political and economic conditions in the markets in which we operate; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions or doing so within the intended timeframe, including our ability to successfully integrate NDS into our business; risks that the acquisition of NDS may involve unexpected costs, liabilities, risks that the cost savings and synergies from the acquisition of NDS may not be fully realized; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; the risk associated with manufacturing processes; the effects of global climate change and any related regulatory responses; our ability to protect against cybersecurity incidents and disruptions or failures of our IT systems; our ability to assess and monitor the effects of artificial intelligence, machine learning, robotics and blockchain or other new approaches to data mining on our business and operations; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain highly qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to appropriately address any environmental, social or governance concerns that may arise from our activities; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:
Michael Higgins
VP, Corporate Strategy & Investor Relations
(614) 658-0050
Michael.Higgins@adspipe.com